D&E Communications, Inc. FOR IMMEDIATE RELEASE May 11th, 2009
CONTACT: David Moore VP Business Development & Marketing (717) 738-8174
Thomas E. Morell Sr. Vice President, Chief Financial Officer, Secretary and Treasurer (717) 738-8315

D&E COMMUNICATIONS, INC. ENTERS INTO DEFINITIVE MERGER AGREEMENT WITH WINDSTREAM CORPORATION

EPHRATA, PA – May 11, 2009 - D&E Communications, Inc. (NASDAQ: DECC) today announced that it has entered into a definitive merger agreement to be acquired by Windstream Corporation in a transaction valued at approximately $330 million.

Under the terms of the agreement, each share of common stock, par value $0.16 per share, of D&E, issued and outstanding immediately prior to the effective time of the merger, will be converted into and become exchangeable for (i) 0.650 shares of common stock of Windstream and (ii) $5.00 in cash. Based on the closing price of Windstream stock on May 8, 2009 of $9.05, the consideration to be received by D&E shareholders is valued at $10.88 per share. This represents a premium of approximately 61% over D&E’s closing share price on May 8, 2009 of $6.75, the last trading day prior to today's announcement and a premium of approximately 88% over D&E’s average closing share price during the past thirty calendar days. In addition, based on the exchange ratio of 0.650 shares of Windstream stock for every share of D&E Communications, D&E shareholders will receive an effective annual dividend of $0.65 per share, assuming a $1.00 annual dividend of Windstream.  This represents a 30% increase in dividend payments to D&E shareholders.

“Our mission at D&E Communications has always been to serve our customers and to grow an innovative and profitable company to drive shareholder value. We take our responsibility to our shareholders very seriously. After careful consideration our board of directors has determined that this merger is in the best long-term interests of our shareholders, customers and employees” said James W. Morozzi, President and Chief Executive Officer of D&E Communications. “This merger combines best-in-class products and services of two great integrated communications providers. The result ensures a strong and vibrant company that is well-positioned to serve our customers, shareholders and employees today as well as in the future.”

“D&E Communications is an exceptional, well-run company with a quality network that is 100 percent broadband capable,” said Jeff Gardner, President and CEO of Windstream. “These properties significantly expand our operations in Pennsylvania and provide the opportunity to grow cash flow, reduce our dividend payout ratio and create value for shareholders and customers.”

The D&E Board of Directors has unanimously approved the definitive merger agreement and will recommend to the D&E shareholders that they approve the definitive merger agreement. The D&E Board of Directors has carefully considered this offer with the assistance of D&E’s management and D&E’s independent legal and financial advisors. After extensive analysis, the D&E Board concluded that this transaction is in the best interest of D&E’s shareholders. The transaction, which is expected to close in the second half of 2009, is subject to approval by D&E’s shareholders, as well as other customary closing conditions. There is no financing condition to the transaction.

Credit Suisse Securities (USA) LLC is acting as financial advisor to D&E in connection with the transaction and Barley Snyder LLC is acting as legal advisor to D&E.

Additional information regarding the merger terms shall be set forth in D&E's current report on Form 8-K regarding the transaction that will be filed with the SEC, which should be reviewed carefully in conjunction with this press release.

About D&E

D&E is an integrated communications provider offering high-speed data, Internet access, local and long distance telephone, data, professional IT services, network monitoring, security solutions and video services. Based in Lancaster County, D&E has been serving communities in central Pennsylvania for more than 100 years. For more information, visit www.decommunications.com.

About Windstream

Windstream Corporation is an S&P 500 company that provides digital phone, high-speed Internet and high-definition video and entertainment services to residential and business customers in 16 states. The company has approximately 3 million access lines and about $3.2 billion in annual revenues. Windstream is ranked 4th in the 2009 Business Week 50 ranking of the best performing U.S. companies. For more information about Windstream, visit www.windstream.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The forward-looking statements contained in this document include statements concerning the proposed transaction. These statements are not guarantees of future performance, involve certain risks, uncertainties and assumptions that are difficult to predict, and are based upon assumptions as to future events that may not prove accurate. Therefore, actual outcomes and results may differ materially from what is expressed herein. For example, if D&E does not receive the required shareholder approval or fails to satisfy other conditions to closing, the transaction may not be consummated.  The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: risks associated with uncertainty as to whether the transaction will be completed, costs and potential litigation associated with the transaction, the failure to obtain D&E’s shareholder approval, the failure of either party to meet the closing conditions set forth in the merger agreement, the extent and timing of regulatory approvals, changes in the extensive governmental legislation and regulations governing telecommunications providers and the provision of telecommunications services, telecommunications carriers disputing and/or avoiding their obligations to pay network access charges for use of D&E’s network, high costs of regulatory compliance, the competitive impact of legislation and regulatory changes in the telecommunications industry and the other risk factors discussed from time to time by the company in reports filed with the Securities and Exchange Commission. We urge you to carefully consider the risks which are described in D&E’s Annual Report on Form 10-K for the year ended December 31, 2008 and in D&E’s other SEC filings. D&E is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events, or otherwise.

Additional Information and Where You Can Find It

In connection with the proposed merger, Windstream will file with the SEC a registration statement on Form S-4 to register the shares of Windstream common stock to be issued to the stockholders of D&E. The registration statement will include a proxy statement/prospectus which will be sent to the stockholders of D&E seeking their approval of the merger. Investors and security holders of D&E are urged to read the proxy statement/prospectus and any other relevant documents filed with the SEC when they become available because they will contain important information about D&E, Windstream and the proposed transaction. The proxy statement/prospectus (when it becomes available) and any other documents filed by D&E with the SEC may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by D&E by contacting D&E at http://www.decommunications.com/about/investors/. Investors and security holders are urged to read the proxy statement/prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed transaction.

D&E and its directors, executive officers and certain other members of its management and employees may, under SEC rules, be deemed to be participants in the solicitation of proxies from D&E’s shareholders in connection with the transaction. Information regarding the interests of such directors and executive officers (which may be different than those of D&E’s shareholders generally) is included in D&E’s proxy statements and Annual Reports on Form 10-K, previously filed with the SEC, and information concerning all of D&E’s participants in the solicitation will be included in the proxy statement relating to the proposed transaction when it becomes available.